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                                                                    EXHIBIT 10.8


                               TRANSFER OF ASSETS
              AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND LEASES
              -----------------------------------------------------


                      TRANSFER OF ASSETS AND ASSIGNMENT OF CONTRACTS AND LEASES
                  (this "Agreement") dated as of October 1, 1998, between MS PIETRAFESA, L.P., a Delaware limited partnership ("Grantor"), and THE PIETRAFESA CORPORATION, a Delaware corporation ("Grantee").


                  WHEREAS, Grantor is the sole shareholder of Grantee, which was formed to own and manage Grantor's business. As part of its capital contribution to Grantee, Grantor is transferring all of its assets and assigning all of its rights under its contracts and leases to Grantee.

                  NOW, THEREFORE, in consideration of the issuance to Grantor of all the issued and outstanding capital stock of Grantee, Grantor and Grantee hereby agree as follows:

                  SECTION 1. Assignment. Effective at 12:01 a.m. on the date hereof, Grantor hereby grants, conveys, transfers and assigns to Grantee, its successors and assigns, and Grantee hereby accepts from Grantee:

                  (a) all of Grantor's rights, title and interest in and to all assets (including all intangible assets) owned by Grantor or otherwise used by Grantor or arising under or in connection with its business, including, without limitation the following (the "Assets"):

                  (i) all inventory, accounts receivable, machinery, equipment, supplies and other personal property owned by Grantor on the date hereof;

                  (ii) all of Grantor's books, records, reports, documents and files, including without limitation, customer and supplier lists, sales data, brochures, catalogs, mailing lists, art work, photographs and advertising material, accounting data, property records, manufacturing records and personnel records, whether in electronic form or otherwise. In addition, upon request, Grantor shall provide Grantee with copies of all of Grantor's tax records and tax returns;

                  (iii) all right, title and interest in and to any intellectual property rights of Grantor (including patents, trademarks, trade names, copyrights, and confidential and proprietary drawings, designs, inventions, trade secrets, royalty rights, work notes, market studies, consultant's reports and similar property, tangible or intangible), and all files relating thereto;


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                 (iv) all right, title and interest in and to the goodwill of
         Grantor;

                  (v) all prepaid expenses of, or for the benefit of, the Grantor;

                  (vi) all the real property of Grantor, together with all rights, titles, appurtenant interests, covenants, licenses, remainders, reversions, privileges and benefits thereunto belonging, including all right, title and interest in and to any easements, rights-of-way, rights of ingress or egress or other interests in, on or under any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property (the "Real Property"); and

                  (vii) all other assets of the Grantor (including without limitation all causes of action, contract rights and warranty and product liability claims, whether or not in litigation on the date hereof).

                  (b) all of its rights, interests and obligations in, to and under the equipment leases, real estate leases, contracts, contract rights, licenses, permits, plans, commitments, registrations, certificates, consents, orders and approvals and other agreements, including, without limitation, those identified on Schedule II attached hereto and made a part hereof (the "Contracts"), together with all monies and other sums payable to or receivable by Grantor under or in respect of the Contracts and all of Grantor's rights under the Contracts, with full power and authority to enforce performance and demand, sue for and collect damages in connection therewith.

                  SECTION 2. Assumption. Effective upon the date hereof, Grantee does hereby irrevocably accept and assume from Grantor, and subsequently in due course shall pay, honor and discharge, all of Grantor's liabilities and obligations under the Contracts or in connection with the Assets accruing on or after the date hereof, together with all current and long term liabilities of Grantor arising on or before the date hereof.

                  SECTION 3. Further Assurances. From and after the date here of, upon written request from Grantee, Grantor shall execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may reasonably be required to sell, assign, transfer, vest, convey and deliver full right, title and interest in, and possession of, the Assets and Contracts to Grantee and to otherwise consummate the transactions contemplated hereby.

                  SECTION 4. Representations. (a) By Both Parties. Each party to this Agreement represents and warrants (i) that it is duly organized, validly existing and in good standing under the laws of its organization, (ii) that it has full power and authority to enter into this Agreement, (ii) that this Agreement has been duly authorized by such party, (iii) that this Agreement is a legal, valid and binding agreement of such party enforceable against such party in accordance with its terms, and (iv) that it has obtained all consents and approvals, and made all registrations, required to be made or obtained to consummate the transactions contemplated hereby.


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                  (b)  By Grantor.

                  (i) Valid Title. Grantor has good and valid title to all Assets transferred pursuant to this Agreement. The Assets and Contracts transferred hereby are not subject to any prior assignment, conveyance, transfer or agreement to assign, convey, transfer or participate, in whole or in part.

                  (ii) No Contravention. The execution, delivery and performance of this Agreement does not violate (x) any law, rule, regulation, order, writ, judgment, injunction, decree, or determination presently in effect having applicability to the Grantor, (y) any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Grantor may be bound or to which any of the assets of the Grantor is subject, or (z) any provision of the Grantor's agreement of limited partnership.

                  (iii) All Assets and Liabilities. The assigned Assets constitute all assets of Grantor and the liabilities assumed by Grantor constitute all liabilities of the Grantor.

                  SECTION 5. Bulk Transfer Laws. The Grantor hereby waives compliance by the Grantee with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the tranferer of the Assets. The Grantor agrees to indemnify and hold the Grantee harmless, in cash payable upon demand, against any and all liabilities, including costs and expenses that may be asserted by third parties against the Grantee as a result of any non-compliance by the Grantor with any such bulk transfer law.

                  SECTION 6. Indemnification. (a) Grantee shall indemnify and hold Grantor harmless from all claims arising from or relating to the Assets or Contracts arising on or after the date hereof, including but not limited to all costs, interest, penalties, and expenses (including reasonable legal, accounting and expert fees) (collectively "Losses"), except solely those Losses resulting from or alleged to result from defects in Grantor's right, title and interest thereto as of the date hereof and from any actions or inactions of Grantor prior to the date hereof.

                  (b) Grantor shall indemnify and hold harmless Grantee from all claims arising from or relating to (i) any inaccuracy of any representation or warranty of Grantor contained herein or (ii) the Assets or Contracts prior to the date hereof, including but not limited to all Losses, except solely those Losses resulting from or alleged to result from any actions or inactions of Grantee on or after the date hereof.

                  THIS INSTRUMENT IS MADE WITHOUT WARRANTY OF ANY KIND BY GRANTOR, WHETHER EXPRESS OR IMPLIED (OTHER THAN WARRANTIES OF TITLE AND OTHER REPRESENTATIONS MADE BY GRANTOR HEREIN), INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL PROPERTY IS TRANSFERRED AS IS. Notwithstanding the foregoing, Grantor hereby transfers to Grantee all manufacturers' warranties and other warranties of third parties made in connection with the property transferred hereby.



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                  SECTION 7. Entire Agreement. This Agreement embodies the
entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall not be changed or amended without the written agreement of all parties hereto.

                  SECTION 8. Parties in Interest. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns.

                  SECTION 9. Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

                  SECTION 10. Governing Law. This Agreement together with all of the rights and obligations of the parties hereto, shall be construed, governed and enforced in accordance with the laws of the State of New York without regard to conflicts of law doctrines.


                  IN WITNESS WHEREOF, Grantor and Grantee have executed this Agreement as of the date first above written.


                                            MS PIETRAFESA, L.P.

                                            By  MS Pietrafesa Acquisition Corp.,
                                                 its general partner


                                            By: /s/ Richard C. Pietrafesa, Jr.
                                                ------------------------------
                                                Chief Executive Officer


                                            THE PIETRAFESA CORPORATION


                                            By: /s/ Richard C. Pietrafesa, Jr.
                                                -------------------------------
                                                Chief Executive Officer

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